Exhibit 4.1

SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP AND TRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATION INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE CUSIP 82933R 10 0 COMMON STOCK SEE REVERSE FOR CERTAIN DEFINITIONS SPECIMEN FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK $0.0001 PAR VALUE, OF SINGULAR GENOMICS SYSTEMS, INC. transferable on the books of the Company in Person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers. OMICS N S G E YS R T E L A M U , S G I N I C N S . 0000001 CHIEF EXECUTIVE OFFICER VICE PRESIDENT OF FINANCE

The following abbreviations, when used in the :inscription on the face of this certificate, shall be construedas though they were written out in full accoriling to applicable laws or regulations: TEN COM -as tenants in common UNlF GIFI MIN ACT- . c-dian . TENENT the (Mmo<) -as tenants by entireties IT TEN -as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants Act in common (State) TTEE -trusteeunder Agreement dated Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto PlEASE INSERT SOCIAl SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCWDING POSTAL ZIP CODE OF ASSIGNEE. Shares of the common stock represented by this certificate and do hereby irrevocably constitute and appoint · attorney, to transfer the said stock on the books of the within-named corporation with full power of substitution in the premises. DATED NOTICE;The signature to this assignment must correspond wlth the name aswritten upon the face of the certtflcate In awry particular without alteration or enlargement or any change whamver. SIGNATURE GUARANTEED: